Exhibit 99.1

NEXGEL Reports Fourth Quarter and Full Year 2021 Financial Results

Full year 2021 revenue increased 130% YoY to $1.55 million

As of December 31, 2021, the Company had $13.35 million in cash

LANGHORNE, Pa. – March 21, 2022 – NEXGEL, Inc. (“NEXGEL” or the “Company”) (NASDAQ: “NXGL”), a leading provider of ultra-gentle, high-water-content hydrogel products for healthcare and consumer applications, today announced its financial results for the fourth quarter and full year periods ended December 31, 2021.

“2021 was a milestone year for NEXGEL – we completed a $14.2 million initial public offering and began trading on NASDAQ under the ticker symbol NXGL. Furthermore, we brought on new leadership with deep experience in commercializing healthcare assets with the appointment of Miranda Toledano to the Board of Directors and Adam Drapczuk as Chief Financial Officer,” said Adam Levy, NEXGEL Chief Executive Officer.

Mr. Levy continued, “We believe we have growth opportunities in all three new operating verticals – medical devices, branded products, and white/custom label manufacturing, each of which leverage our unique and proprietary hydrogel manufacturing capabilities. We developed concrete milestones to execute on these opportunities and already have seen rapid growth in our branded products and white/custom label manufacturing verticals. We are pleased with the 130% and 428% year-over-year revenue growth for the 2021 full year and fourth quarter, respectively, and fully expect to continue to enjoy year-over-year revenue growth in 2022 while we prudently manage operating expenses. As of December 31, 2021, we had $13.35 million in cash, which is sufficient working capital to accelerate our growth going forward.”

Fourth Quarter and Full Year 2021 Financial Highlights

•	Revenue for the full year 2021 was $1.55 million, an increase of $877 thousand compared to revenue of $674 thousand for the year ago period. Revenue for the three months ended December 31, 2021 was $533 thousand, up $432 thousand compared to the three months ended December 31, 2020. The increase in fourth quarter and full year revenue was due to sales growth in our proprietary branded products and white/custom label manufacturing vertical.

•	Gross profit for the twelve months ended December 31, 2021 was $9 thousand compared to a gross loss of $291 thousand for the year ended December 31, 2020. Gross profit reported for the quarter ended December 31, 2021 was $104 thousand, an increase of $242 thousand compared to the year ago quarter. The increase in gross profit for both periods was primarily due to the higher volume of sales against fixed facility and labor costs.

•	Cost of revenue increased by $577 thousand to $1.5 million for the year ended December 31, 2021, as compared to $965 thousand for the year ended December 31, 2020. Cost of revenue reported for the quarter ended December 31, 2021 was $429 thousand, an increase of $190 thousand compared to the year ago quarter. The increase in quarterly and full year cost of revenue was attributable to the new product line growth.

•	Operating Expenses, including Research and Development and Selling, General and Administrative expenses, increased by $610 thousand to $2.58 million for the year ended December 31, 2021, as compared to $1.97 million for the year ended December 31, 2020. Operating expenses for the three months ended December 31, 2021 were $991 thousand, an increase of $454 thousand compared to the three months ended December 31, 2020. The increase in operating expenses was primarily attributable to our costs for professional fees, driven by one-time costs associated with the NASDAQ listing, executive compensation, share-based compensation and other administrative expenses.

•	Reported an EBITDA loss of $2.27 million for the year ended December 31, 2021 compared to an EBITDA loss of $2.20 million for the year ended December 31, 2020.

•	Reported $13.35 million of cash at December 31, 2021.

Fourth Quarter and Full Year 2021 Operational Highlights

1)	Closed $14.2 million IPO and initiated trading of NEXGEL common stock and warrants on The Nasdaq Capital Market on December 22, 2021, under the symbols "NXGL" and "NXGLW," respectively.

2)	Appointed Miranda Toledano to its Board of Directors. Ms. Toledano brings over 20 years of biotech, principal investment and capital markets experience to NEXGEL. Since its founding in 2018, Ms. Toledano served as Chief Operating Officer, Chief Financial Officer and Board member at TRIGR Therapeutics, a clinical stage immuno-oncology biotech company, recently acquired by Compass Therapeutics.

3)	Appointed Steven Glassman and Yaakov Spinrad to its Board of Directors. Mr. Glassman and Mr. Sprinrad have extensive capital markets networks and years of executive leadership experience across various industries.

4)	Closed $1.62 million private placement led by the Board of Directors.

5)	Appointed Adam Drapczuk as Chief Financial Officer. Mr. Drapczuk is a seasoned healthcare executive who has led successful strategic financial initiatives for both privately held and public companies.

Conference Call Details

Management will host a conference call and webcast today at 4:30 p.m. Eastern Time to discuss its quarterly operational and financial results for the fourth quarter and full year 2021.

Event:	NEXGEL Fourth Quarter and Full Year 2021 Results Conference Call
Date:	Monday, March 21, 2022
Time:	4:30 p.m. Eastern Time
Live Call:	+1-877-407-9208 (Toll-Free) / +1-201-493-6784 (International)
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1538008&tp_key=ba6651ff6a

For interested individuals unable to join today’s conference call, a dial-in replay of the call will be available until March 28, 2022 and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 13728073.

About NEXGEL, INC.

NEXGEL is a leading provider of ultra-gentle, high-water-content hydrogels for healthcare and consumer applications. Based in Langhorne, Pa., the Company has developed and manufactured electron-beam, cross-linked hydrogels for over two decades. NEXGEL has formulated more than 200 different combinations to bring natural ingredients to gentle skin patches that can be worn for long periods of time with little to no irritation.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs, such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons including the impact of the COVID-19 pandemic. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2021, including but not limited to the discussion under “Risk Factors” therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

Non-GAAP Financial Measures

From time to time, we may publicly disclose certain “non-GAAP” financial measures, such as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), during our investor presentations, earnings releases, earnings conference calls or other venues. A non-GAAP financial measure is a numerical measure of historical or future performance, financial position or cash flow that excludes amounts, or is subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculated and presented in accordance with GAAP in our consolidated financial statements, and vice versa for measures that include amounts, or are subject to adjustments that effectively include amounts, that are excluded from the most directly comparable measure as calculated and presented.

Non-GAAP financial measures are provided as additional information to investors in order to provide them with an alternative method for assessing our financial condition and operating results. These measures are not meant to be a substitute for GAAP, and may be different from or otherwise inconsistent with non-GAAP financial measures used by other companies.

To provide investors with additional information about our financial results, we disclose within this press release EBITDA, which is a non-GAAP financial measure, of NexGel, Inc. These metrics are derived exclusively from the operations of NexGel, Inc. as reflected in our consolidated financial statements. We have provided below a reconciliation table between EBITDA and net income (loss). Net income (loss) is the most directly comparable financial measure prepared in accordance with GAAP.

EBITDA is calculated as net income (loss) before interest expense, depreciation expense and amortization expense. Amortization expenses consist of amortization of intangibles and debt charges, including debt issuance costs, financing costs and the like.

We have included EBITDA in this press release because we believe it enhances investors’ understanding of the operating results. EBITDA is provided because management believes it is an important measure of financial performance commonly used to determine the value of companies, to define standards for borrowing from institutional lenders and because it is the primary measure used by management to evaluate our performance.

Some limitations of EBITDA are:

•	EBITDA does not reflect the interest expense of, or the cash requirements necessary to, service interest or principal payments on our debts;

•	EBITDA does not reflect income tax payments that may represent a reduction in cash available to us;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future; and

•	other companies may calculate EBITDA differently or not at all, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider EBITDA alongside other financial performance measures, including net income and audited historical financial results presented elsewhere in the report in accordance with GAAP.

Investor Contacts:

Valter Pinto / Nick Staab

KCSA Strategic Communications

212.896.1254 / 212.896.1254

valter@kcsa.com / nstaab@kcsa.com

Media Contacts:

Caitlin Kasunich / Raquel Cona
KCSA Strategic Communications
212.896.1241 / 516.779.2630
ckasunich@kcsa.com / rcona@kcsa.com

NEXGEL, INC

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	Year Ended December 31,
	2021	2020
ASSETS:
Current Assets:
Cash	$13,350	$32
Accounts receivable, net	209	73
Inventory	291	233
Prepaid expenses and other current assets	77	25
Total current assets	13,927	363
Goodwill	311	311
Intangibles	33	47
Property and equipment, net	723	553
Operating lease - right of use asset	1,926	805
Other assets	63	178
Total assets	$16,983	$2,257

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$254	$658
Accrued expenses and other current liabilities	62	90
Deferred Revenue	—	38
Convertible notes payable	2,037	59
Note payable, current portion	10	10
Note payable - PPP	—	147
Warrant liability	318	123
Operating lease liability, current portion	207	207
Total current liabilities	2,888	1,332
Operating lease liability, net of current portion	1,744	598
Notes payable, net of current portion	266	256
Total liabilities	$4,898	$2,186

Commitments and Contingencies (Note 17)	—	—

Preferred Stock, par value $0.001 per share, 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common Stock, par value $0.001 per share, 750,000,000 shares authorized; 5,572,234 and 2,838,047 shares issued and outstanding as of December 31, 2021 and 2020, respectively	6	3
Additional paid-in capital	18,891	2,570
Accumulated deficit	(6,812)	(2,502)
Total stockholders' equity	12,085	71
Total liabilities and stockholders' equity	$16,983	$2,257

NEXGEL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Year Ended December 31,
	2021	2020
Revenues, net	$1,551	$674

Cost of revenues	1,542	965

Gross (loss)/profit	9	(291)

Operating expenses
Research and development	31	—
Selling, general and administrative	2,548	1,969
Total operating expenses	2,579	1,969

Loss from operations	(2,570)	(2,260)

Other income (expense)
Change in fair value of warrant liability	8	(2)
Forgiveness of debt	275	—
Debt discount costs	(68)	(2)
Loss on debt extinguishment	(25)	—
Interest expense	(1,930)	(8)
Other income	—	8
Total other income (expense)	(1,740)	(4)
Net loss	$(4,310)	$(2,264)

Net loss per common share - diluted and diluted	$(1.45)	$(1.05)

Weighted average shares used in computing net loss per common share - basic and diluted	2,979,962	2,254,145

NEXGEL, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands, except share data)

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2019	1,643,006	$2	$616	$(238)	380

Issuance of common stock, net of issuance costs	757,786	1	1,369	—	1,370

Issuance of common stock for acquisition	267,858	—	375		375

Restricted stock vesting	169,397	—	—	—	—
Warrants issued for equity raising costs	—		(65)	—	(65)
Beneficial conversion and warrant features of convertible debt	—	—	43	—	43
Share-based compensation	—	—	232	—	232
Net loss	—	—	—	(2,264)	(2,264)

Balance, December 31, 2020	2,838,047	$3	$2,570	$(2,502)	$71

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2020	2,838,047	$3	$2,570	$(2,502)	$71

Issuance of common stock, net of issuance costs	2,686,800	3	13,468	—	13,471
Restricted stock vesting	39,524	—	61	—	61
Beneficial conversion and warrant features of convertible debt	—	—	2,587	—	2,587
Exercise of stock options	7,183	—	—	—	—
Share-based compensation	—	—	223	—	223
Derivative liability - COVA	—	—	(18)	—	(18)
Share adjustment for stock split rounding	680	—	—	—	—
Net loss	—	—	—	(4,310)	(4,310)

Balance, December 31, 2021	$5,572,234	$6	$18,891	$(6,812)	$12,085

NEXGEL, INC.

STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2021	2020
Operating Activities
Net loss	$(4,310)	$(2,264)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	113	50
Share-based compensation	285	232
Changes in ROU asset and operating lease liability	(8)	2
Forgiveness of debt	(275)	—
Changes in fair value of warrant liability	25	—
Loss of extinguishment of debt	25	—
Amortization of deferred financing costs	1,933	2
Beneficial conversion feature in excess of face value	52
Changes in operating assets and liabilities:
Accounts receivable, net	(137)	29
Inventory	(58)	(99)
Prepaid expenses and other assets	63	10
Accounts payable	(405)	137
Accrued expenses and other liabilities	(18)	62
Deferred revenue	(38)	38
Net Cash Used in Operating Activities	(2,753)	(1,801)
Investing Activities
Purchase of equipment	(269)	(312)
Net Cash Used in Investing Activities	(269)	(312)
Financing Activities
Issuance of common stock, net of issuance costs	13,471	1,370
Proceeds from notes payable	15	414
Proceeds from convertible notes	2,957	100
Payment of financing costs	(115)
Principal payment of notes payable	(15)	—
Principal payment on convertible notes	(100)	—
Proceeds from notes payable (PPP)	127	—
Net Cash Provided by Financing Activities	16,340	1,884
Net Increase (Decrease) in Cash	13,318	(229)
Cash – Beginning of period	32	261
Cash – End of period	$13,350	$32
Supplemental Disclosure of Cash Flows Information
Non-Cash Transactions:
Non-cash Investing and Financing Activities
Fair value of beneficial conversion and warrant features of Convertible Notes Payable	$2,587	$—
Original issue discounts recognized on Convertible Notes Payable	$653	$—
Warrants issued for debt and equity financing costs	$203	$—
Operating lease, ROU assets and liabilities	$2,050	$—
Common Shares issued for acquisition	$—	$375
Inventory acquired from acquisition	$—	$21
Accounts payable assumed from acquisition	$—	$13

NEXGEL, INC.

RECONCILIATION OF EBITDA (NON-GAAP)

The following table presents a reconciliation of net income to EBITDA for the years ended December 31, 2021 and 2020 (in thousands):

	2021	2020
Net income (loss)	$(4,310)	$(2,264)
Adjusted for:
Interest expense, net	1,930	8
Depreciation and amortization	113	50
EBITDA	$(2,267)	$(2,206)